UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                 --------------
                                    FORM 8-K
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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported) - July 31, 2009

                              RF MONOLITHICS, INC.
               (Exact name of Registrant as Specified in Charter)

       Delaware                       0-24414                    75-1638027

(State of Incorporation)      (Commission File Number)         (IRS Employer
                                                             Identification No.)

                                 4441 Sigma Road
                               Dallas, Texas 75244

               (Address of Principal Executive Offices)(Zip Code)

       Registrant's telephone number, including Area Code - (972) 233-2903

                                 Not Applicable

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 140.14D-2(b))

[ ] Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     RF Monolithics, Inc., the Company, or we, have entered into an Amended and Restated Limited Forbearance and Fifth Amendment to Amended and Restated Credit and Security Agreement, as of July 31, 2009, or Forbearance and Fifth Amendment, with our senior lender.

     As previously reported on April 2, 2009, the Company's results of operations for our second quarter ended February 28, 2009 resulted in our non-compliance with several financial covenants under the Credit Agreement, or the February Covenant Non-Compliance. The material effects of our non-compliance were previously reported in the April 2, 2009 disclosure.

     Under this Forbearance and Fifth Amendment, we will continue to have access to available funds under our revolving line of credit, subject to compliance with provisions of the Forbearance and Fifth Amendment and our Amended and Restated Credit Agreement, or Credit Agreement. Those provisions include a net income covenant for the fiscal year ending August 31, 2009, plus individual monthly net income and debt service coverage covenants. Quarterly debt service coverage and quarterly net income covenants have been suspended through January 31, 2010, and our quarterly stop loss covenant has been eliminated.

     The Forbearance and Fifth Amendment provides that, subject to its terms and conditions, our senior lender will forbear exercising certain of its rights and remedies resulting from the February Covenant Non-compliance until the earlier of (i) a date on which we breach our obligations, or are in default, under the Forbearance Agreement and Fifth Amendment or under the Credit Agreement, (ii) our creditors take or threaten enforcement action, or (iii) January 31, 2010.

     The Forbearance and Fifth Amendment provides for interest charges of a floating LIBOR (for three-month delivery of funds) plus 750 basis points. The maximum amount that we may borrow is $6 million, and we reconfirmed the lender's previous institution of a permanent borrowing base reserve of $233,500.

     Based on information available to Company, we believe that we can comply with this Forbearance and Fifth Amendment and with the Credit Agreement during the forbearance term and that it will provide sufficient funds to operate the business.

     A copy of the executed Forbearance and Fifth Amendment will be filed as an exhibit to the Company's Form 10-K for the fiscal year ended August 31, 2009.




                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                     RF MONOLITHICS, INC.



                                                     By: /s/ Harley E Barnes III
                                                         -----------------------
                                                         Harley E Barnes III
                                                         Chief Financial Officer



Date: July 31, 2009